Exhibit 99.1

MLC GUC Trust

2015 (Calendar Year) Wind Down Budget

December 2014

$ in thousands	Budget QE 3.31	Budget QE 6.30	Budget QE 9.30	Budget QE 12.31	Total Budget CY 2015

Trust Monitor (FTI Consulting)	$305.0	$305.0	$230.0	$230.0	$1,070.0
Trust Administrator (Wilmington Trust)	515.0	515.0	515.0	515.0	2,060.0
Financial Reporting & Claims Resolution
(Alix Partners)	345.0	345.0	345.0	345.0	1,380.0
Lead Counsel (a)	85.0	85.0	85.0	85.0	340.0
ADR Legal Counsel	25.0	25.0	25.0	25.0	100.0

Subtotal estimate for Financial Reporting and Claims Resolution	455.0	455.0	455.0	455.0	1,820.0

Garden City Group	36.0	36.0	30.0	30.0	132.0
Trust Counsel (Gibson Dunn)(Wind Down)	150.0	150.0	150.0	150.0	600.0
Trust Counsel (Gibson Dunn)(Recall Matter) (b)	500.0	500.0	500.0	500.0	2,000.0

Trust Professionals	686.0	686.0	680.0	680.0	2,732.0

Accounting & Tax Advisors (c)	59.0	161.0	30.0	44.0	294.0
US Trustee (d)	10.4	10.4	10.4	10.4	41.6
Insurance Expense	0.0				0.0

Contingency	625.0	625.0	625.0	625.0	2,500.0

Total Wind Down Expense	$2,658.8	$2,760.8	$2,550.8	$2,564.8	$10,517.60

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

Weil, Gotshal & Manges LLP

Dickstein Shapiro LLP

(b)	Line item attributable solely to additional legal costs incurred, and anticipated to be incurred, in connection with litigation arising from the recall by General Motors Company of certain ignition switch defects (and other defects) in cars manufactured under the “General Motors” brand names.
(c)	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

(d)	Line item previously denoted as “Rent & Facilities” in prior budgets.

MLC GUC Trust

2015 (Calendar Year) Reporting and Transfer Budget

December 2014

$ in thousands	Budget QE 3.31	Budget QE 6.30	Budget QE 9.30	Budget QE 12.31	Total Budget CY 2015

Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	341.3	341.3	341.3	341.3	1,365.0

AlixPartners	105.0	105.0	105.0	105.0	420.0
Frazier & Deeter	68.8	68.8	68.8	68.8	275.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0
Watkins Meegan	19.4	60.3	4.8	80.1	164.6
Plante Moran	30.0	35.0	30.0	30.0	125.0
Crowell Moring	87.5	87.5	87.5	87.5	350.0

Trust Professionals	498.2	544.1	483.6	558.9	2,084.6

RR Donnelly	25.0	25.0	25.0	25.0	100.0

Total Reporting Costs	$989.4	$1,035.3	$974.8	$1,050.1	$4,049.6